UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2022

Autoliv, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12933	51-0378542
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Klarabergsviadukten 70, Section B, 7th Floor,
Box 70381,
SE-107 24, Stockholm, Sweden
(Address and Zip Code of principal executive offices)

+46 8 587 20 600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (seeGeneral Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	ALV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry Into a Material Definitive Agreement

On May 23, 2022, Autoliv, Inc. (the “Company”), together with its wholly owned subsidiary, Autoliv ASP, Inc., entered into a new Credit Agreement (the “New Credit Agreement”) with 11 banks: Citibank Europe Plc, Mizuho Bank, Ltd., Skandinaviska Enskilda Banken AB (publ), Bank of China (Europe) S.A. Stockholm Branch, JPMorgan Chase Bank, N.A., London Branch, MUFG Bank, Ltd., ING Belgium SA/NV, BNP Paribas SA, Bankfilial Sverige, Morgan Stanley Bank, N.A., Wells Fargo Bank International UC, and The Northern Trust Company, in order to refinance its existing $1.1 billion revolving credit facility agreement, dated July 14, 2016, among the Company, Autoliv ASP, Inc., Autoliv AB, Skandinaviska Enskilda Banken AB (publ), and the other parties and lenders named therein (the “Existing Credit Agreement”), maturing in July 2023. Under the New Credit Agreement, Skandinaviska Enskilda Banken AB (publ) serves as the facility agent.

The New Credit Agreement provides for a US$1.1 billion multi-currency revolving credit facility (the “Facility”) that matures on May 23, 2027, but, subject to the banks’ approval, can be extended by the Company for up to two additional years. Under the terms of the New Credit Agreement, the Company will pay a commitment fee on the undrawn amount of 0.14875% per annum, representing 35% of the applicable margin, which depends on the Company’s credit ratings and is currently 0.425%. The Company may during a period of up to five years draw loans of varying maturities, and any amounts drawn by the Company under the Facility will be used for general corporate purposes. The Facility is guaranteed by Autoliv ASP, Inc. As with all of the existing principal debt arrangements of the Company, the New Credit Agreement does not contain any financial covenants but does include customary events of default. As of May 23, 2022, no borrowings were drawn under the Facility.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2022.

In addition, on May 23, 2022, the Company issued a press release announcing the entry into the New Credit Agreement. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

Effective May 23, 2022 and in connection with the execution of the New Credit Agreement described in Item 1.01 of this report, the Existing Credit Agreement was terminated and the related commitments thereunder were cancelled.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this report is hereby incorporated by reference under this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) EXHIBITS

99.1	Press Release of Autoliv, Inc. dated May 23, 2022

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Autoliv, Inc. dated May 23, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTOLIV, INC.

By:	/s/ Anthony J. Nellis
Name:	Anthony J. Nellis
Title:	Executive Vice President, Legal Affairs, General Counsel and Secretary

Date: May 25, 2022